                                                                     EXHIBIT 11

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "General Information - Independent Auditors" and to the use of our report dated September 29, 1995, in this Registration Statement on Form N-1A under the Securities Act of 1933 (File No. 33-47875) and under the Investment Company Act of 1940 (File No. 811-6669) of Merrill Lynch Fundamental Growth Fund, Inc.


                                        ERNST & YOUNG LLP

Princeton, New Jersey
December 19, 1995